Driven Brands Holdings Inc. Reports Fourth Quarter and Fiscal Year
2024 Results

--Fiscal 2024 Revenue increased 2% powered by 1% same store sales growth and 4% net store growth--
--16th consecutive quarter of same store sales growth--
--Take 5 Oil Change delivers full year revenue growth of 16% and same store sales growth of 7%--
--Announces definitive agreement to sell U.S. car wash business--
--Announces CEO transition--
--Issues fiscal year 2025 outlook excluding U.S. car wash--
Charlotte, N.C. (February 25, 2025) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the fourth quarter and fiscal year ending December 28, 2024.
For fiscal year 2024, Driven Brands delivered revenue of $2.3 billion, an increase of 2% versus the prior year. System-wide sales increased 4% to $6.5 billion, driven by a 1% increase in same-store sales and 4% increase in store count.
Net loss for fiscal 2024 was $292 million or $1.82 loss per diluted share versus a net loss of $745 million or $4.53 loss per diluted share in the prior year. Adjusted Net Income1 was $186 million or $1.14 per diluted share versus $142 million or $0.85 per diluted share in the prior year. Adjusted EBITDA1 was $553 million, up 7% versus the prior year.
“Fiscal year 2024 was a year of growth and strong execution for Driven Brands, led by our flagship brand Take 5 Oil Change. We are proud of the results, as we delivered Adjusted EBITDA and same store sales in line with our full-year outlook, while also achieving our full-year leverage target. These results are directly attributable to more than 10,000 Driven Brands team members and franchisees who consistently deliver an exceptional customer experience,” said Jonathan Fitzpatrick, President and Chief Executive Officer.
“Looking ahead to 2025 our focus is clear: delivering on our outlook, reducing debt and active portfolio management,” Fitzpatrick concluded.
Sale of U.S. Car Wash Business
In a separate release today, Driven Brands announced that it has entered into a definitive agreement to sell its U.S. car wash business to Express Wash Operations, LLC dba Whistle Express Car Wash.
Fourth Quarter 2024 Highlights
For the fourth quarter, Driven Brands delivered revenue of $564 million, up 2% versus the prior year. System-wide sales were $1.6 billion, up 5% versus the prior year primarily driven by 3% same store sales growth and 191 net new units.
Net loss for the fourth quarter was $312 million or $1.94 loss per diluted share versus a net loss of $13 million or $0.08 loss per diluted share in the prior year. Adjusted Net Income1 was $48 million or $0.30 per diluted share versus $28 million or $0.17 per diluted share in the prior year. Adjusted EBITDA1 was $131 million, up 5% versus the prior year.
Fiscal Year 2024 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales[2]	Revenue (in millions)	Adjusted EBITDA (in millions)
Maintenance	$2,104.0	1,960	4.5%	$1,104.1	$385.9
Car Wash	580.6	1,102	(0.9)%	587.2	117.1
Paint, Collision & Glass	3,450.7	1,912	0.8%	424.6	133.5
Platform Services	374.2	205	N/A	207.5	83.9
Corporate / Other	N/A	N/A	N/A	16.1	(167.7)
Total	$6,509.3	5,179	1.3%	$2,339.6	552.7

Fourth Quarter 2024 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales[2]	Revenue (in millions)	Adjusted EBITDA (in millions)
Maintenance	$532.9	1,960	6.0%	$286.3	$98.3
Car Wash	141.4	1,102	7.9%	143.4	28.7
Paint, Collision & Glass	849.2	1,912	1.0%	97.3	33.0
Platform Services	72.2	205	N/A	40.2	16.3
Corporate / Other	N/A	N/A	N/A	(3.1)	(45.6)
Total	$1,595.6	5,179	2.9%	564.1	130.7
Capital and Liquidity
The Company ended the fourth quarter with total liquidity of $648.7 million consisting of $170.0 million in cash and cash equivalents and $478.7 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This did not include the additional $135.0 million Series 2022 Class A-1 Notes that expand the Company’s variable funding note borrowing capacity if the Company elects to exercise them, assuming certain conditions continue to be met.
Fiscal Year 2025 Outlook
The following guidance reflects the Company’s expectations for fiscal year 2025 ending December 27, 2025.

	2024 Results	2025 Outlook excluding U.S. car wash business
Revenue	$2.34 billion	~$2.05 - $2.15 billion
Adjusted EBITDA[1]	$552.7 million	~$520 - $550 million
Adjusted EPS[1]	$1.14	~$1.15 - $1.25
The Company also expects:
•Same-store sales growth of 1% - 3%
•Net store growth of approximately 175 - 200

Note: 2025 Outlook excludes the impact of any potential M&A and divestitures other than the sale of the U.S. car wash business.
Chief Executive Officer Transition
In a separate release today, the Company announced that the Board has appointed Daniel Rivera as the Company’s President and Chief Executive Officer (“CEO”) effective as of May 9, 2025. The Board has also appointed Mr. Rivera to serve on the Board following his appointment as President and CEO. Mr. Fitzpatrick will remain on the Board and has been appointed as Non-Executive Chair as of May 9, 2025, and has also agreed to serve as a Special Advisor to Mr. Rivera for the remainder of 2025 to ensure a smooth transition. Neal Aronson, the current Chairman of the Board, will continue to serve as a director.
Re-segmentation
In the first quarter of 2025, the Company changed its operating segments, which will result in a change to its reportable segments. As a result, and as it will report in its first quarter 2025 Quarterly Report on Form 10-Q filing, the Company will have the following reportable segments: Take 5, Franchise Brands, International Car Wash, and Corporate and Other.
The Take 5 segment will be comprised primarily of both our company and franchise-operated Take 5 Oil Change business.
The Franchise Brands segment will be comprised of the Company’s portfolio of franchised brands, which include CARSTAR, Meineke, Maaco, 1-800 Radiator, along with other smaller brands. The Franchise Brands segment will be over 99% franchised.
The International Car Wash segment will be comprised of our remaining car wash business based outside of North America.
The Corporate and Other segment will be comprised of our U.S. glass businesses, including the retail, commercial, and insurance components of this business, and the Company’s Third Party Administrator services, along with certain corporate shared services costs.
In mid-March, the Company plans to issue a recast of fiscal 2024 quarters to assist in the analysis of fiscal 2025 results on its Investor Relations website.

1 Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 The Company does not provide same store sales results for the Platform Services segment because it only applied to the 1-800-Radiator brand which is not a representative indicator of the segment’s performance. 1-800-Radiator’s same store sales performance is included in the Company’s overall same store sales results.

Conference Call
Driven Brands will host a conference call to discuss fourth quarter and fiscal year 2024 results today, Tuesday, February 25, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.
About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 5,200 locations across 13 countries, and services approximately 70 million vehicles annually. Driven Brands’ network generates approximately $2.3 billion in annual revenue from approximately $6.5 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Press Release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) the completion of the sale of our U.S. Car Wash business, including the purchaser’s ability to obtain the required financing; (ii) our ability to realize the value of the note received in connection with the sale of the U.S. Car Wash business; (iii) potential post-closing obligations and liabilities we may have following the sale of our U.S. Car Wash business; (iv) our strategy, outlook and growth prospects; (v) our operational and financial targets and dividend policy; (vi) general economic trends and trends in the industry and markets; (vii) the risks and costs associated with the integration of, and our ability to integrate, our stores and business units successfully; (viii) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (ix) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Contacts

Shareholder/Analyst inquiries:
Dawn Francfort
ICR, Inc.
investors@drivenbrands.com
(203) 682-8200

Media inquiries:
Taylor Blanchard
taylor.blanchard@drivenbrands.com
(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net Revenue:
Franchise royalties and fees	$44,085	$49,685	$188,634	$190,367
Company-operated store sales	387,663	366,668	1,544,932	1,526,353
Independently-operated store sales	49,110	38,748	212,396	196,395
Advertising contributions	25,512	25,303	101,316	98,850
Supply and other revenue	57,747	73,273	292,310	292,064
Total net revenue	564,117	553,677	2,339,588	2,304,029
Operating Expenses:
Company-operated store expenses	254,790	241,741	993,090	1,004,472
Independently-operated store expenses	30,632	21,983	121,325	109,078
Advertising expenses	25,813	23,743	101,617	97,290
Supply and other expenses	27,098	40,248	139,658	158,436
Selling, general, and administrative expenses	162,346	118,924	554,775	462,117
Depreciation and amortization	48,893	46,040	180,112	175,296
Goodwill impairment	—	—	—	850,970
Asset impairment charges and lease terminations	333,308	15,453	389,242	132,903
Total operating expenses	882,880	508,132	2,479,819	2,990,562
Operating (loss) income	(318,763)	45,545	(140,231)	(686,533)
Other expenses, net:
Interest expense, net	37,719	43,892	156,964	164,196
Foreign currency transaction loss (gain), net	14,472	(3,081)	20,239	(3,078)
Loss on debt extinguishment	—	—	205	—
Other expense, net	52,191	40,811	177,408	161,118
(Loss) income before taxes	(370,954)	4,734	(317,639)	(847,651)
Income tax (benefit) expense	(58,985)	17,883	(25,143)	(102,689)
Net loss	(311,969)	(13,149)	(292,496)	(744,962)

Loss per share:
Basic	$(1.91)	$(0.08)	$(1.79)	$(4.50)
Diluted	$(1.94)	$(0.08)	$(1.82)	$(4.53)
Weighted average shares outstanding
Basic	160,424	159,573	160,319	161,917
Diluted	160,424	159,573	160,319	161,917

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	December 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$169,954	$176,522
Restricted cash	358	657
Accounts and notes receivable, net	179,609	151,259
Inventory	67,527	83,171
Prepaid and other assets	42,271	46,714
Income tax receivable	13,706	15,928
Assets held for sale	134,297	301,229
Advertising fund assets, restricted	49,716	45,627
Total current assets	657,438	821,107
Other assets	125,422	56,565
Property and equipment, net	1,024,168	1,438,496
Operating lease right-of-use assets	1,370,355	1,389,316
Deferred commissions	7,246	6,312
Intangibles, net	665,896	739,402
Goodwill	1,403,056	1,455,946
Deferred tax assets	8,206	3,660
Total assets	$5,261,787	$5,910,804
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$95,260	$67,526
Accrued expenses and other liabilities	253,880	242,171
Income tax payable	6,860	5,404
Current portion of long-term debt	33,189	32,673
Income tax receivable liability	22,676	56,001
Advertising fund liabilities	22,030	23,392
Total current liabilities	433,895	427,167
Long-term debt	2,660,355	2,910,812
Deferred tax liabilities	87,485	154,742
Operating lease liabilities	1,303,033	1,332,519
Income tax receivable liability	110,935	117,915
Deferred revenue	31,314	30,507
Long-term accrued expenses and other liabilities	27,436	30,419
Total liabilities	4,654,453	5,004,081
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 163,842,248 and 163,965,231 shares outstanding; respectively	1,638	1,640
Additional paid-in capital	1,699,851	1,652,401
Accumulated deficit	(1,002,583)	(710,087)
Accumulated other comprehensive loss	(91,572)	(37,875)
Total shareholders’ equity attributable to Driven Brands Holdings Inc.	607,334	906,079
Non-controlling interests	—	644
Total shareholders' equity	607,334	906,723
Total liabilities and shareholders' equity	$5,261,787	$5,910,804

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended
(in thousands)	December 28, 2024	December 30, 2023
Net loss	$(292,496)	$(744,962)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	180,112	175,296
Goodwill impairment	—	850,970
Share-based compensation expense	48,139	15,300
Loss (gain) on foreign denominated transactions	29,413	(2,022)
Gain on foreign currency derivatives	(9,174)	(1,056)
Loss on sale and disposal of businesses, fixed assets, and sale-leaseback transactions	35,722	4,909
Reclassification of interest rate hedge to income	(2,094)	(2,077)
Bad debt expense	6,672	1,938
Asset impairment charges and lease terminations	389,242	132,903
Amortization of deferred financing costs and bond discounts	9,759	10,307
Amortization of cloud computing	8,270	1,923
Provision for deferred income taxes	(66,594)	(125,804)
Loss on extinguishment of debt	205	—
Other, net	(22,648)	22,320
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(48,190)	13,561
Inventory	2,618	(11,731)
Prepaid and other assets	3,467	(6,877)
Advertising fund assets and liabilities, restricted	(5,031)	(16,861)
Other assets	(85,491)	(39,814)
Deferred commissions	934	418
Deferred revenue	832	1,937
Accounts payable	29,397	7,390
Accrued expenses and other liabilities	17,588	(52,854)
Income tax receivable	10,795	53
Cash provided by operating activities	241,447	235,167
Cash flows from investing activities:
Capital expenditures	(288,504)	(596,478)
Cash used in business acquisitions, net of cash acquired	(2,990)	(59,574)
Proceeds from sale leaseback transactions	51,371	194,658
Proceeds from sale or disposal of businesses and fixed assets	299,142	9,987
Cash provided by (used in) investing activities	59,019	(451,407)
Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	(9,646)	—
Proceeds from the issuance of long-term debt	274,794	—
Repayment of long-term debt	(465,443)	(27,971)
Proceeds from revolving lines of credit and short-term debt	46,000	378,000
Repayment of revolving lines of credit and short-term debt	(104,000)	(130,000)
Repayment of principal portion of finance lease liability	(3,931)	(5,165)
Payment of Tax Receivable Agreement	(38,374)	—
Acquisition of non-controlling interest	(644)	—

Share repurchases	—	(49,956)
Tax obligations for share-based compensation	(1,593)	—
Stock option exercises	—	6,117
Other, net	—	(326)
Cash (used in) provided by financing activities	(302,837)	170,699
Effect of exchange rate changes on cash	(4,103)	484
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(6,474)	(45,057)
Cash and cash equivalents, beginning of period	176,522	227,110
Cash included in advertising fund assets, restricted, beginning of period	38,537	32,871
Restricted cash, beginning of period	657	792
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	215,716	260,773
Cash and cash equivalents, end of period	169,954	176,522
Cash included in advertising fund assets, restricted, end of period	38,930	38,537
Restricted cash, end of period	358	657
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$209,242	$215,716

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2025 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.
The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three months and year ended December 28, 2024, compared to the three months and year ended December 30, 2023.

Net Loss to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended		Year Ended
(in thousands, except per share data)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net loss	$(311,969)	$(13,149)	$(292,496)	$(744,962)
Acquisition related costs(a)	866	5,910	2,325	13,174
Non-core items and project costs, net(b)	2,140	1,230	18,403	7,343
Cloud computing amortization(c)	4,834	932	8,270	1,923
Share-based compensation expense(d)	12,498	5,570	48,139	15,300
Foreign currency transaction loss (gain), net(e)	14,472	(3,081)	20,239	(3,078)
Asset sale leaseback (gain) loss, net, impairment and closed store expenses(f)	380,238	19,777	435,703	990,384
Loss on debt extinguishment (g)	—	—	205	—
Amortization related to acquired intangible assets(h)	6,162	5,192	25,690	28,756
Provision for uncertain tax positions(i)	—	(354)	—	(354)
Valuation allowance for deferred tax asset(j)	41,990	17,729	51,186	17,729
Adjusted net income before tax impact of adjustments	151,231	39,756	317,664	326,215
Tax impact of adjustments(k)	(102,794)	(11,971)	(131,337)	(183,754)
Adjusted net income	48,437	27,785	186,327	142,461

Loss per share
Basic	$(1.91)	$(0.08)	$(1.79)	$(4.50)
Diluted	$(1.94)	$(0.08)	$(1.82)	$(4.53)

Adjusted earnings per share(1)
Basic	$0.30	$0.17	$1.14	$0.86
Diluted	$0.30	$0.17	$1.14	$0.85

Weighted average shares outstanding
Basic	160,424	159,573	160,319	161,917
Diluted	160,424	159,573	160,319	161,917

Weighted average shares outstanding for Adjusted Net Income
Basic	160,424	159,573	160,319	161,917
Diluted	161,778	161,361	161,210	164,100

(1)Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculation was $1 million and $3 million for the three months and year ended December 28, 2024, respectively. Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculations was less than $1 million for both the three months and year ended December 28, 2024.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three months and year ended December 28, 2024, compared to the three months and year ended December 30, 2023.

Net Loss to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net loss	$(311,969)	$(13,149)	$(292,496)	$(744,962)
Income tax (benefit) expense	(58,985)	17,883	(25,143)	(102,689)
Interest expense, net	37,719	43,892	156,964	164,196
Depreciation and amortization	48,893	46,040	180,112	175,296
EBITDA	(284,342)	94,666	19,437	(508,159)
Acquisition related costs(a)	866	5,910	2,325	13,174
Non-core items and project costs, net(b)	2,140	1,230	18,403	7,343
Cloud computing amortization(c)	4,834	932	8,270	1,923
Share-based compensation expense(d)	12,498	5,570	48,139	15,300
Foreign currency transaction loss (gain), net(e)	14,472	(3,081)	20,239	(3,078)
Asset sale leaseback (gain) loss, net, impairment and closed store expenses(f)	380,238	19,777	435,703	990,384
Loss on debt extinguishment (g)	—	—	205	—
Adjusted EBITDA	$130,706	$125,004	$552,721	$516,887

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes
(a) Consists of acquisition costs as reflected within the unaudited consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b)     Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives as well as non-recurring payroll-related costs.
(c) Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)     Represents non-cash share-based compensation expense.
(e)    Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross currency swaps and forward contracts.
(f)     Relates to (gains) losses, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, assets held for sale, lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates, as well as goodwill impairment within the Car Wash segment.
(g)     Represents charges incurred related to the Company’s partial repayment of Senior Secured Notes in conjunction with the sale of its Canadian distribution business.
(h)    Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the unaudited consolidated statement of operations.
(i)    Represents amounts recorded for uncertain tax positions, inclusive of interest and penalties.
(j)    Represents valuation allowances on income tax carryforwards in certain domestic jurisdictions that are not more likely than not to be realized.
(k)     Represents the tax impact of adjustments associated with the reconciling items between Net Loss and Adjusted Net Income, excluding the provision for uncertain tax positions. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended		Year Ended
(in thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Maintenance	$98,305	$85,279	$385,853	$325,593
Car Wash	28,673	27,501	117,140	128,050
Paint, Collision & Glass	33,013	31,346	133,519	139,590
Platform Services	16,270	18,568	83,918	80,492
Corporate and other	(45,555)	(37,690)	(167,709)	(156,838)
Adjusted EBITDA	$130,706	$125,004	$552,721	$516,887

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended December 28, 2024
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$295,090	$—	$792,420	$71,342	$1,158,852
Company-operated stores	237,818	92,269	56,750	826	387,663
Independently operated stores	—	49,110	—	—	49,110
Total System-wide Sales	$532,908	$141,379	$849,170	$72,168	$1,595,625

Store Count (in whole numbers)
Franchise stores	1,242	—	1,683	204	3,129
Company-operated stores	718	382	229	1	1,330
Independently operated stores	—	720	—	—	720
Total Store Count	1,960	1,102	1,912	205	5,179

	Three Months Ended December 30, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$266,801	$—	$766,717	$73,778	$1,107,296
Company-operated stores	203,963	93,164	68,632	909	366,668
Independently operated stores	—	38,748	—	—	38,748
Total System-wide Sales	$470,764	$131,912	$835,349	$74,687	$1,512,712

Store Count (in whole numbers)
Franchise stores	1,134	—	1,647	205	2,986
Company-operated stores	652	391	241	1	1,285
Independently operated stores	—	717	—	—	717
Total Store Count	1,786	1,108	1,888	206	4,988

	Year Ended December 28, 2024
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$1,183,406	$—	$3,198,498	$370,086	$4,751,990
Company-operated stores	920,548	368,158	252,162	4,064	1,544,932
Independently operated stores	—	212,396	—	—	212,396
Total System-wide Sales	$2,103,954	$580,554	$3,450,660	$374,150	$6,509,318

Store Count (in whole numbers)
Franchise stores	1,242	—	1,683	204	3,129
Company-operated stores	718	382	229	1	1,330
Independently operated stores	—	720	—	—	720
Total Store Count	1,960	1,102	1,912	205	5,179

	Year Ended December 30, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$1,090,457	$—	$3,072,137	$398,386	$4,560,980
Company-operated stores	809,356	395,357	317,428	$4,212	1,526,353
Independently operated stores	—	196,395	—	—	196,395
Total System-wide Sales	$1,899,813	$591,752	$3,389,565	$402,598	$6,283,728

Store Count (in whole numbers)
Franchise stores	1,134	—	1,647	205	2,986
Company-operated stores	652	391	241	1	1,285
Independently operated stores	—	717	—	—	717
Total Store Count	1,786	1,108	1,888	206	4,988